Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of February ___, 2023 by and between Verde Clean Fuels, Inc. (formerly known as CENAQ Energy Corp.), a Delaware corporation (the “Company”), and the individual identified as the Indemnitee on the signature page hereto.

RECITALS:

WHEREAS, directors, officers and other persons in service to corporations or business enterprises are subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve as directors, officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, (i) the Amended and Restated Bylaws of the Company (as may be amended and/or restated, the “Bylaws”) require indemnification of the officers and directors of the Company (ii) Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”) and (iii) the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and the Fourth Amended and Restated Certificate of Incorporation of the Company (as may be amended and/or restated, the “Certificate of Incorporation”) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, (i) Indemnitee does not regard the protection available under the Bylaws and insurance as adequate in the present circumstances, (ii) Indemnitee may not be willing to serve or continue to serve as a director or officer of the Company without adequate protection, (iii) the Company desires Indemnitee to serve in such capacity, and (iv) Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and the Indemnitee’s agreement to provide services to the Company, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions.

(a)	As used in this Agreement:

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, partner, general partner, manager, managing member, employee, agent or fiduciary of (i) the Company or (ii) any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other Enterprise which such person is or was serving at the request of the Company.

“Delaware Court” shall mean the Chancery Court of the State of Delaware.

“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, general partner, manager, managing member, employee, trustee, agent or fiduciary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall mean all reasonable costs, expenses, fees and charges of any type or nature whatsoever, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also shall include, without limitation, (i) Expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, or in respect of or relating to, any Proceeding, including, without limitation, the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) for purposes of Section 12(d) hereof only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and (iv) any interest, assessments or other charges in respect of the foregoing. “Expenses” shall not include “Liabilities.”

“Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any Enterprise or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement).

“Indemnity Obligations” shall mean all obligations of the Company to Indemnitee under this Agreement, including the Company’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” shall mean a law firm of national reputation in the United States, or a partner or member of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” shall mean all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, or in respect of or relating to any Proceeding, including, without limitation, amounts paid in settlement in any Proceeding and all costs and expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, mediation, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, inquiry, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature, in each case, in which Indemnitee was, is or will be, or is threatened to be, involved as a party, potential party, witness (including as a non-party witness) or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any actual or alleged action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or inaction) on Indemnitee’s part while acting as director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement can be provided under this Agreement.

“Sponsor Entities” means Bluescape Clean Fuels Holdings, LLC and any of its respective Affiliates; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

(b)	For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, fiduciary, or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 2. Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding (other than any Proceeding brought by or in the right of the Company to procure a judgment in its favor, which is provided for in Section 3 below), or any claim, issue or matter therein.

Section 3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities actually suffered and Expenses actually and reasonably paid or incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding brought by or in the right of the Company to procure a judgment in its favor, or any claim, issue or matter therein. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court (as hereafter defined) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of Liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 3 shall be repaid. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, and without limiting the rights of Indemnitee under any other provision hereof, including any rights to indemnification pursuant to Sections 2 or 3 hereof, to the fullest extent permitted by applicable law, to the extent that Indemnitee is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved Proceeding, claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any Proceeding or claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise a participant, including by a request to respond to discovery requests, receipt of a subpoena or similar demand for documents or testimony, in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, Indemnitee shall be indemnified against all Expenses suffered or reasonably incurred (or, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 6. Additional Indemnification. Notwithstanding any limitation in Sections 2, 3 or 4 hereof, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status against all Liabilities and Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee in connection with such Proceeding. For purposes of this Section 6, “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(a)	the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

(b)	the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify or hold harmless Indemnitee, or, in the case of (a) and (c), to advance Expenses to Indemnitee:

(a)	for which payment has actually been made to or on behalf of Indemnitee under any insurance policy obtained by the Company, the Bylaws, the Certificate of Incorporation, any other indemnity provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder, except with respect to any excess beyond the amount paid under such insurance policy or such other indemnity provision;

(b)	for disgorgement of profits arising from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c)	except as provided in Section 12(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated or designated to the Board by one of more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees and not by way of defense, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) such Proceeding is being brought by Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement (for the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this subsection, to have initiated or brought any claim by reason of (A) having asserted any affirmative defenses in connection with a claim not initiated by Indemnitee or (B) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by Indemnitee);

(d)	if a final decision by a court having jurisdiction in the matter that is not subject to appeal shall determine that such indemnification is prohibited by applicable law or otherwise not lawful; for any amounts paid in settlement of any threatened or pending claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld; or

(e)	for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

Section 8. Advancement. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by applicable law, the Expenses actually and reasonably paid or incurred by Indemnitee in connection with (i) any Proceeding (or any part of any Proceeding) arising out of an Indemnifiable Event not initiated by Indemnitee or, if Indemnitee was nominated or designated to the Board by one of more of the Sponsor Entities, such Sponsor Entity, or (ii) any Proceeding (or any part of any Proceeding) arising out of an Indemnifiable Event initiated by Indemnitee or, if Indemnitee was nominated or designated to the Board by one of more of the Sponsor Entities, such Sponsor Entity, with the prior approval of the Board as provided in Section 7(c). Without limiting the generality or effect of the foregoing, within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses reasonably incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay any amounts paid, advanced or reimbursed by the Company for such Expenses to the extent that it is ultimately determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified by the Company. Nothing in this Section 8 shall limit Indemnitee’s right to advancement pursuant to Section 12(d) of this Agreement. This Section 8 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Sections 7(a) or (c) hereof.

Section 9. Procedure for Notification and Defense of Claim.

(a)	Indemnitee shall promptly notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement hereunder following the receipt by Indemnitee of written notice thereof (the date of such notification, the “Submission Date”). The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding, including any appeal therein. Any delay or failure by Indemnitee to timely notify the Company hereunder will not relieve the Company from any Liability which it may have to Indemnitee hereunder or otherwise than under this Agreement unless such failure materially prejudices the Company, and any delay or failure in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)	The Company shall be entitled to participate in the defense of any Proceeding relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Proceeding, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Proceeding) and all Expenses related to such separate counsel shall be borne by the Company. Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate counsel at its own expense. If the Company has responsibility for defense of a Proceeding, the Company shall provide the Indemnitee and its counsel with all copies of pleadings and material correspondence relating to the Proceeding. Indemnitee and the Company shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Company or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. The Company may not settle or compromise any Proceeding without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

Section 10. Procedure Upon Application for Indemnification.

(a)	In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with this Agreement. Upon written request by Indemnitee for indemnification pursuant to Section 9(a) hereof, if any determination by the Company is required by applicable law with respect to Indemnitee’s entitlement thereto, such determination shall be made (i) if Indemnitee shall request such determination be made by Independent Counsel, by Independent Counsel, and (ii) in all other circumstances, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Board, by the stockholders of the Company holding a majority of the securities of the Company entitled to vote; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the Person or Persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the Person or Persons making such determination shall, to the fullest extent permitted by law, be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 10(a) has been made. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Liabilities and Expenses arising out of or relating to this Agreement or its engagement pursuant hereto.

(b)	In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a) hereof, (i) the Independent Counsel shall be selected by the Company within ten (10) days of the Submission Date (the cost of such Independent Counsel to be paid by the Company), (ii) the Company shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected and (iii) Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection. Such objection by Indemnitee may be asserted only on the ground that the Independent Counsel selected does not meet the requirements of “Independent Counsel” as defined in this Agreement. If such written objection is made and substantiated, the Independent Counsel selected shall not serve as Independent Counsel unless and until Indemnitee withdraws the objection or a court has determined that such objection is without merit. Absent a timely objection, the Person so selected shall act as Independent Counsel. If no Independent Counsel shall have been selected and not objected to before the later of (A) thirty (30) days after the Submission Date and (B) ten (10) days after the final disposition of the Proceeding, including any appeal therein, each of the Company and Indemnitee shall select a law firm or member of a law firm meeting the qualifications to serve as Independent Counsel, and such law firms or members of law firms shall select the Independent Counsel.

Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11. Presumptions, Defenses and Effect of Certain Proceedings.

(a)	Indemnitee’s Entitlement to Indemnification. In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)	Subject to Section 12(e) hereof, if the Person or Persons empowered or selected under Section 10 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefore, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the determination is to be made by Independent Counsel and Indemnitee objects to the Company’s selection of Independent Counsel and the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation or information relating thereto; provided further, however, that such 60-day period may also be extended for a reasonable time, not to exceed an additional sixty (60) days, if the determination of entitlement to indemnification is to be made by the stockholders of the Company.

(c)	No Other Presumptions. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)	Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information, opinions, reports or statements supplied to Indemnitee by the directors, managers, officers or employees of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its board, any committee of the board or any director, trustee, general partner, manager, or managing member, or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise, its board, any committee of the board or any director, trustee, general partner, manager, or managing member. The provisions of this Section 11(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)	Actions of Others. The knowledge or actions, or failure to act, of any director, officer, agent, employee, or other representative of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12. Remedies of Indemnitee.

(a)	Subject to Section 12(d) hereof, in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been timely made pursuant to Section 10(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 4 or 5 or the third to the last sentence of Section 10(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Sections 2, 3 or 6 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification or advancement. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)	In the event that a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c)	If a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a prohibition of such indemnification under applicable law.

(d)	The Company shall, to the fullest extent not prohibited by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that Indemnitee not be required to incur Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by applicable law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or the Bylaws, or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be.

(e)	Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein; provided that, in absence of any such determination with respect to such Proceeding, the Company shall advance Expenses with respect to such Proceeding.

Section 13. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)	The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. The Company shall not adopt any amendment or alteration to, or repeal of, the Certificate of Incorporation or the Bylaws, the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to indemnification pursuant to this Agreement, the Certificate of Incorporation, the Bylaws or applicable law relative to such rights prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change as of the effective date of this Agreement, to the fullest extent permitted by applicable law. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)	The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement and insurance provided by one or more Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity). The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) the Company shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by applicable law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) to indemnify Indemnitee or advance Expenses or Liabilities to Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify Indemnitee and advance Expenses or Liabilities to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or insurer of any such Person and (v) the Company irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder. In the event any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Company or payable under any Company insurance policy, the payor shall have a right of subrogation against the Company or its insurer or insurers for all amounts so paid which would otherwise be payable by the Company or its insurer or insurers under this Agreement. In no event will payment of an Indemnity Obligation by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or their insurers affect the obligations of the Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity). Any indemnification, insurance or advancement provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) with respect to any liability arising as a result of Indemnitee’s Corporate Status or capacity as an officer or director of any Person is specifically in excess over any Indemnity Obligation of the Company or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company under this Agreement.

(c)	The Company shall maintain an insurance policy or policies providing liability insurance providing reasonable and customary coverage as compared with similarly situated companies (as determined by the Board in its discretion) for directors, officers, employees, trustees, or agents of any Enterprise, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, trustee or agent under such policy or policies and such policies shall provide for and recognize that the insurance policies are primary to any rights to indemnification, advancement or insurance proceeds to which Indemnitee may be entitled from one or more Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) to the same extent as the Company’s indemnification and advancement obligations set forth in this Agreement. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)	In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, including rights of indemnification provided to Indemnitee from any other person or entity with whom Indemnitee may be associated; provided, however, that the Company shall not be subrogated to the extent of any such payment of all rights of recovery of Indemnitee with respect to any Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity). Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(e)	The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 14. Duration of Agreement. This Agreement shall continue until and terminate upon the latest of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as director, officer, employee or agent of the Company or any other Enterprise and (ii) one (1) year after the date of final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding, including any appeal, commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto.

Section 15. Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor (and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 16. Services to the Company; Not Employment Contract. Indemnitee agrees to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any other Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with or service to the Company (or any of its subsidiaries or any other Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries or any other Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director of the Company, by the Certificate of Incorporation, the Bylaws or the DGCL.

Section 17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18. Enforcement.

(a)	The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company or as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of the Enterprise, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company or as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of the Enterprise.

(b)	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and shall not be deemed a substitute therefore, nor diminish or abrogate any rights of Indemnitee thereunder.

Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, nor shall any waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(i)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(ii)	If to the Company to:

Verde Clean Fuels, Inc.
600 Travis Street, Suite 5050

Houston, TX 77002
Attention: Board of Directors

or to any other address as may have been furnished to Indemnitee by the Company.

Notice of change of address shall be effective only when given in accordance with this Section 20.

Section 21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities or for Expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and transaction(s) giving cause to such Proceeding; and (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and transaction(s).

Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) consent to service of process at the address set forth in Section 20 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 24. Third-Party Beneficiaries. The Sponsor Entities are intended third-party beneficiaries of this Agreement and shall have all of the rights afforded to Indemnitee under this Agreement.

Section 25. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VERDE CLEAN FUELS, INC.	INDEMNITEE

By:	By:
Name:	Name:
Title:	Title:
Address:

[Signature Page to Indemnification Agreement]

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